ELECTRONIC PAYMENTS AGREEMENT

This ELECTRONIC PAYMENTS AGREEMENT (the "Agreement") is made this 5 day of Feb.2019 (month and year), by and between WALGREEN CO., an Illinois corporation, on behalf of itself and its designated subsidiaries (collectively, "Walgreens"), and CBD UNLIMITED, INC. (vendor name) a(n) ARIZONA (state of incorporation) corporation ("Vendor").

WHEREAS, Walgreens and Vendor are or may become parties to one or more Vendor Agreements pursuant to which Walgreens may, from time to time, become obligated to make payments to Vendor; and

WHEREAS, Walgreens and Vendor desire to establish terms and conditions upon which Walgreens may make such payments and communicate associated Remittance Information in electronic form.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

1.1 "Vendor's Account" means the deposit account at Vendor's Bank as designated in Appendix 1 attached hereto and made a part hereof.

1.2 "Vendor's Bank" means the bank designated by Vendor in Appendix 1 for receiving payment on Vendor's behalf from Walgreens.

1.3 "Vendor Agreements" means any executed agreement entered into between Vendor and Walgreens to document the mutually agreed upon business terms and conditions relating to the sale and purchase of specific products, merchandise or services, including, but not limited to, purchase orders.

1.4 "Remittance Information" means information relating to a payment as designated in Appendix 1.

1.5 "Third Party Collection Agent" means any third party entity (that is not a bank) designated by Vendor in Appendix 1 for receiving payment on Vendor's behalf from Walgreens.

1.6 "Third Party Service Provider" means an entity designated by a party within Appendix 1 to assist it in the transmission of Transactions Sets between the parties separate from any payment order. Vendor acknowledges and agrees that should Vendor engage such Third Party Service Providers in the transmission of Transaction Sets that Walgreens shall have no liability or obligation under any circumstance with respect to any claims that may arise in the performance of services by such Third Party Service Provider for Vendor.

1.6 "Transactions Set" means a collection of data that is communicated between the parties as designated in Appendix 2.

2. Agreement and Authorization. This Agreement is a business agreement pursuant to the General Trade Agreement (the "GTA") previously or contemporaneously entered into by and between Vendor and Walgreens in connection with the purchase of merchandise.

2.1 Vendor authorizes Walgreens to satisfy its payment obligations to Vendor by initiating electronic funds transfers that result in payment to Vendor by either: (a) a final credit entry providing immediately available funds to Vendor's Account at Vendor's Bank and/or; (b) by payment to a Third Party Collection Agent, each by the due date specified under the Vendor's EFT terms and to communicate associated Remittance Information to Vendor in accordance with this Agreement. In the event of

duplicate payment, overpayment, fraudulent payment, or payment made in error, Vendor agrees to allow, and shall require Vendor's Bank, and the Third Party Collection Agent, or any other receiving company, to allow Walgreens to reverse the entry made in error in accordance with National Automated Clearinghouse ("NACHA") rules. Any reversal shall, at Vendor's option, be made by EDI payment in accordance with the rules of NACHA or by check.

2.2 Vendor agrees to indemnify, defend and hold Walgreens and its parent, subsidiaries and affiliates and their employees, directors, officers, agents, successors and assigns ("Indemnified Parties") harmless from any and all claims, actions and proceedings in any way related to Walgreens payment as directed hereunder together with any and all loss, cost, penalty, fine, damage, liability or expense (including but not limited to reasonable attorneys' fees and costs of litigation) incurred by any Indemnified Parties in connection therewith.

3. Payment and Remittance Procedure

3.1. Vendor shall instruct Vendor's Bank or Vendor's Third Party Collection Agent to process funds transfers for Vendor using the funds transfer system or other mechanism specified within Appendix 2 in accordance with this Agreement and the rules of such funds transfer system.

3.2. For each funds transfer initiated under this Agreement, Walgreens shall communicate the associated Remittance Information to Vendor as specified in Appendix 2.

3.3. Vendor acknowledges that its receipt of Remittance Information communicated separately from the funds transfer to which the Remittance Information relates will not constitute a warranty by Walgreens that the funds transfer has been received by the Vendor's Bank or Vendor's Third Party Collection Agent on any date specified therein.

4. Delays. Walgreens shall not be in breach of this Agreement or any Vendor Agreement or suffer any loss of discount or other remedy or penalty with respect to a funds transfer that was initiated properly and timely by Walgreens, to the extent its completion is delayed because of the failure or delay by the funds transfer system or other mechanism designated in Appendix 1 or as a result of rejection by Vendor's Bank or Vendor's Third Party Collection Agent.

5. Term. Either party may terminate this Agreement at any time upon five (5) days' written notice to the other party. Notwithstanding any such termination, this Agreement shall remain in effect as to all funds transfers and Transactions Sets that have been initiated by Walgreens and not cancelled prior to the termination of this Agreement.

6. Security Procedures. Vendor shall establish and maintain information security policies, environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access or alteration of Walgreens data and other Walgreens property in the possession or under the control of Vendor or to which Vendor has access which are: (i) no less rigorous than those maintained by Vendor for its own information of a similar nature; (ii) no less rigorous than accepted security standards in the industry, including ISO (International Organization for Standardization) and/or NIST (National Institute of Standards and Technology); and (iii) adequate to meet the requirements of applicable laws.

7. Costs. Each party shall bear the respective fees and other charges assessed by its designated banks, or Vendor's Third Party Collection Agent and Third Party Service Providers.

8. Change of Designations. Each party may change its designation of an account, bank, Third Party Collection Agent or Third Party Service Provider at any time upon thirty (30) days' written notice to the other party.

9. Miscellaneous.

9.1. No provision of this Agreement or any breach thereof shall be deemed waived unless such waiver is acknowledged in writing by the party claimed to have waived such provision or breach. No waiver of a breach shall constitute a wavier of or excuse any different or subsequent breach.

9.2. This Agreement is binding upon and shall benefit the parties hereto and their respective successors and assigns. However, neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party; provided, however, that Walgreens may assign any of its rights or delegate any of its obligations under this Agreement to an affiliate, upon written notice to Vendor.

9.3. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflict or choice of law.

9.4. If any term of this Agreement is in conflict with another agreement between the parties, this Agreement shall control. Any remittance instructions contained in any invoice from Vendor shall be superseded by this Agreement.

9.5. The parties agree to be bound by and comply with the rules of the funds transfer system or other mechanism used to communicate a payment order.

9.6. This Agreement and the Appendices attached hereto constitute the entire agreement of the parties relating to the matters specified within this Agreement and supersede all prior communications or agreements with respect to such matters.

Each party hereto warrants and represents that its respective signatory who has signed this Agreement below is on the date hereof duly authorized by all necessary and appropriate corporate action to execute this agreement on behalf of such party.

IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first above written.

WALGREEN CO.		**VENDOR:**	CBD UNLIMITED, INC.
Signature:		Signature:	
Printed Name:	Roxanne Flanagan	Printed Name:	**TODD DAVIS**
Title:	Vice President, Supply Chain Operations	Title:	CEO/COB
Date:	02/05/2019	Date:	02/05/2019

APPENDIX 1

Vendor's Bank: (All vendors must fill this section out)

Name: BANK OF AMERICA

Address: 37217 N. TOM DARLINGTON DRIVE

City: CAREFREE State: ARIZONA Zip: 85377

Contact Person: COURTNEY

Phone Number: 480-827-6430

Bank Account Information: (ALL U.S. Vendors MUST fill this section out):

Name: ENDEXX CORPORATION

ACH Routing Number/AB Number: 122101706

Bank Account Number: 457030267903

Account Type: CHECKING Checking: 457030267903

Vendor/Third Party Collection Agent Bank Information:

Name: ___

Address: ___

City: ___ State: ___ Zip: ___

Contact Person: ___

Phone Number: ___

ACH Routing Number/AB Number: ___

Bank Account Number: ___

Account Type: ___ Checking: ___

INTERNATIONAL WIRE TRANSFER:

Bank Name: ___

Swift Code: ___

Bank Account Number: ___

Account Type: ___ Checking: ___

If not using in-house EDI translation software, please list your Third Party Service Provider:

Name: ___

Address/City/State: ___

Contact Person: ___

Phone Number: ___

Special Instructions: ___

WALGREENS BANK
The Northern Trust Company
Susan Klaywitter - Vice President
50 South Canal (B-9)
Chicago, IL 60675
(312) 444-4889

FUNDS TRANSFER SYSTEM OR OTHER MECHANISM.
Walgreens will pay Vendor via ACH Credit Transfer or International Wire Transfer
Options for receiving Remittance is specified in Appendix 2.

APPENDIX 2

Instructions:

Please indicate below an option for Payment and an option for Remittance Advice routing by checking the appropriate boxes in the far right column.

FUNCTION	FORMAT	COMMUNICATION	ACKNOWLEDGMENT REQUIRED	SELECTION
Select Payment Option: ACH or Swift				
Domestic Bank Payment	ACH	Electronic via 820 transaction	N/A	✓
International Wire Transfer	SWT	Electronic via 820 transaction	N/A	
Select Remittance Advice: CCP, CTX, or CCD				
Remittance Detail Direct to Vendor	**(CCP)** 820 Trans. Ver. 4010	Electronic w/payment	Yes	✓
Remittance Detail to Bank	**(CTX)** 820 Trans. Ver. 4010	Electronic w/payment	N/A	
Remittance Detail displayed on website	**(CCD)** Website	Remittance Detail displayed on Walgreens SupplierNet website: http://vendor.walgreens.com	N/A	

Walgreens Notice Address:
304 Wilmot Road MS#3191
Deerfield, Illinois 60015-4620
Attn: EDI Dept./EFT

Vendor Notification Information:

US Mail: Vendor's Notice Address

	CBD UNLIMITED,INC. ATTN:
Attn:	ATTN: TODD DAVIS
D	38246 N. HAZELWOOD CIRCLE
	CAVE CREEK, AZ 85331
Email:	ENDEXX@ENDEXX.COM
Fax:	